Exhibit 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Pharmaceuticals Announces Strong 2014 Fourth Quarter and Year End Results
-4th quarter Revenue up 70.5% and EBITDA up 217% over comparative periods-

MILTON, ONTARIO - March 3, 2015 - Tribute Pharmaceuticals Canada Inc. (TSXV:TRX or OTCQX:TBUFF) ("Tribute" or the "Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S., today announced its operational and financial results for the fourth quarter and year ended December 31, 2014. Unless otherwise indicated, all dollar amounts included herein are stated in Canadian dollars.

The Company's financial statements and management report are available at www.sedar.com, www.sec.gov and at www.tributepharma.com.

 Financial Results Highlights

	Three Months Ended December 31, 2014 (% Change)	Twelve Months Ended December 31, 2014 (% Change)
Revenue	$5,468,000 (+70.5%)	$16,871,800 (+25.5%)
Gross profit	$3,473,500 (+175.6%)	$9,129,100 (+52.2)
EBITDA1	$1,209,500 (+217.0%)	-$1,020,800 (+70.8)
Income from operations	$582,100 (+144.7%)	-$2,531,800 (+46.6%)
1.           See below note regarding Non-GAAP financial measures.

“2014 was a very successful and transformational year for Tribute and we believe the Company is well positioned for continued growth in 2015 and beyond,” commented Rob Harris, President & CEO of Tribute. “We had a very strong 4th quarter with revenues up 70.5% over the prior year and with EBITDA reaching $1,209,500.  For the year our sales were ahead by 25.5% and our EBITDA loss improved by 70.8% as compared to the previous year.  We added to our revenue-generating product portfolio with the acquisition of four drugs from Novartis in October, bringing our current portfolio to 10 approved products, plus we licensed the exclusive Canadian rights to bilastine, a product widely approved globally for allergic rhinitis and urticaria or hives.”

Mr. Harris further commented, “We believe that the outlook for Tribute in 2015 is very positive and expect strong organic sales growth from existing products.  We believe that our business development efforts will continue to produce further results in the year ahead.  Additionally, we expect to file documents necessary for the approval of bilastine in Canada within the next couple of months.”

The Fourth Quarter and 2014 YE Operational Highlights:

●
Entered into a license agreement with Faes Farma, S.A. (BME:FAE), a Spanish pharmaceutical company ("Faes"), for the exclusive right (including OTC) to sell Faes’ proprietary product bilastine, a product for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives) in Canada.

●
Listed the Company's common shares on the TSX Venture Exchange (TSX-V) and commenced trading under the symbol TRX. Common shares also began trading on the OTCQX® International under the symbol "TBUFF".

●	Completed a public offering in Canada in which 42,895,000 units were issued at a price of $0.70 per unit for gross proceeds of $30,026,500.

●	Received an additional patent from the U.S. Patent and Trademark Office for intellectual property central to one of the Company’s lead products, Uracyst®.

●
Acquired from Novartis the Canadian rights to manufacture, market, promote, distribute and sell Fiorinal®, Fiorinal® C, Visken® and Viskazide®. The consideration paid for the acquired assets was $32,000,000. The Company funded the acquisition of the acquired assets with cash on hand and with US$6,000,000 of debt provided by SWK Funding LLC ("SWK").

●
Received a patent approval from the European Patent Office for intellectual property central to one of the Company's lead products, Uracyst®/Uropol® (a sterile sodium chondroitin sulfate solution, 2%), for the treatment of interstitial cystitis by instillation into the bladder of a patient.

●
Amended the Credit Agreement with SWK to increase the existing credit facility from US$8,000,000 to US$14,000,000 which may be increased by an additional US$3,000,000 at the Company's request on or before December 31, 2015. In addition, the Company issued SWK a warrant to purchase up to 740,000 common shares of the Company. The warrant is exercisable at any time on or before October 1, 2019 at an exercise price of US$0.70.

●
IMS Health ("IMS"), an audited third party provider of sales data, reported a 23% increase in total prescriptions written for Cambia® during the three months ended December 31, 2014 compared to the three months ended September 30, 2014 or a 137% increase when comparing the fourth quarter 2014 and fourth quarter 2013. For the twelve month period ended December 31, 2014, IMS reported an increase of 162% when comparing to the same period in 2013.

The Fourth Quarter and 2014 YE Financial Results:

Three Month Period Ending December 31, 2014

Total revenues from all sources increased by 70.5% or $2,260,000 to $5,468,000 for the three month period ending December 31, 2014 compared to $3,208,000 for the same period in 2013. The increase in sales between the corresponding periods was attributable to an increase in other domestic product sales of $2,434,400 or 325.6% (included revenues related to the acquisition of Fiorinal®, Fiorinal® C, Visken® and Viskazide® from Novartis) and an increase in international product sales of $60,800 or 25.3%, as compared to the same period in 2013.

Gross profit was $3,473,500, higher by 175.6% or $2,212,900 compared to the same period in the prior year. Underlying improvements in gross profit for the three month period ended December 31, 2014 were due primarily to domestic product sales and international product sales of $2,289,200 (which included the acquisition of Fiorinal®, Fiorinal® C, Visken® and Viskazide® from Novartis).

Selling, general and administrative expenses were $2,264,000 for the three month period ending December 31, 2014 compared to $2,294,300 in the same period in 2013, a decrease of $30,300 or 1.3%.

Excluding non-operating expenses of $1,541,900, income from operations was $582,100 for the period, compared to loss from operations of $1,301,900 in the same period in 2013, an improvement of $1,884,000 or 144.7%. Income from operations excluding amortization was $1,209,500 in the three month period ended December 31, 2013 compared to a loss of $1,033,800 in the same period in 2013, an improvement of $2,243,300 or 217.0%.

Net loss after tax was $959,800 compared to a net loss of $286,300 for the three month period ended December 31, 2013.  Changes in non-operating expenses included:
●	A decrease in gain related to the revaluation of warrants of $665,100 (non-cash);
●	Loss on unrealized foreign exchange on debt of $1,510,600 (non-cash); and
●	An increase in interest expense net of interest income of $365,600.

Twelve Month Period Ended December 31, 2014

Total revenues from all sources increased by 25.5% or $3,431,400 to $16,871,800 for the year ended December 31, 2013, compared to $13,440,400 in 2013. The increase in sales between the corresponding periods was attributable to an increase in licensed domestic product net sales of $507,700 or 5.9%, an increase in other domestic product sales of $2,761,600 or 82.0%, and an increase of $341,700 in international product sales or 26.7%.

Gross profit was $9,129,100, higher by 52.2% or $3,131,800, compared to the prior year. Underlying improvements in gross profit for the twelve month period ended December 31, 2014 were primarily due to additional gross profit of $450,100 from licensed domestic product net sales and $2,857,400 from other domestic product sales and international product sales.

Selling, general and administrative expenses were $10,149,900, compared to $9,489,600 in 2013 or an increase of $660,300 or 7.0%.  The increase in selling, general and administrative expenses were primarily due to continued investment in the Company’s sales force and marketing expenses to grow its existing products, an increase in business development and regulatory expenses related to Bezalip SR® in the U.S. and bilastine in Canada.

Excluding non-operating expenses of $3,075,100, the net loss from operations was $2,531,800. Compared to the prior year net loss from operations of $4,738,200, this represents an improvement of $2,206,400 or 46.6%. Loss from operations excluding amortization was $1,020,800 in 2014, compared to a loss of $3,492,300 in 2013, an improvement in the operational loss of $2,471,500 or 70.8%.

Net loss after tax was $5,606,900 in 2014, compared to a net loss of $6,572,355 for the same period in 2013.  This equates to a loss of ($0.08) per share, compared to a loss of ($0.13) per share in 2013.  Changes in non-operating expenses included:

●	A decrease in expenses related to the revaluation of warrants of $682,500 (non-cash);
●	Loss on unrealized foreign exchange on debt of $1,300,700 (non-cash); and
●	An increase in interest expense net of interest income of $858,600.

The Company’s cash and cash equivalents position amounted to $3,505,800 at December 31, 2014, compared to $2,813,500 at December 31, 2013.

As at March 3, 2015, there were 99,101,238 common shares issued and outstanding, as well as 7,993,894 stock options outstanding.  As at March 3, 2015, there were 34,794,212 common share purchase warrants outstanding.

Conference Call Notification

Tribute will host a conference call on March 3, 2015 at 9:00 AM EDT to review and discuss the Company's results for its fourth quarter and year ended December 31, 2014. To join the conference call, use the dial-in information below. When prompted, ask for the "Tribute Pharmaceuticals Call."

Conference Line Dial-In (Canada & U.S.): (Toll free) 877-407-0782

International Dial-In: 201-689-8567

About Tribute Pharmaceuticals Canada Inc.

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide® and Collatamp® G in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval.

Non-GAAP Financial Measures

In this news release, Tribute has used the term earnings before interest, taxes, depreciation and amortization ("EBITDA"), which is a non-GAAP financial measure. For the purposes of calculating EBITDA, the Company has excluded the effect of foreign currency on the Company's debt. Management believes that EBITDA provides useful information to investors as it is an important indicator of the issuer's ability to generate liquidity through cash flow from operating activities, and is also used by investors and analysts for assessing financial performance and for the purpose of valuing an issuer, including calculating financial and leverage ratios. EBITDA does not have any standardized meaning under United States generally accepted account principles ("GAAP") and should not, therefore, be considered in isolation or used in substitute for measures of performance prepared in accordance with GAAP. Other issuers may calculate this non-GAAP measure differently. Investors should be cautioned that this measure should not be construed as an alternative to net earnings, cash flow from operating activities or other measures of financial results determined in accordance with GAAP as an indicator of Tribute's performance.  The measure calculated in accordance with GAAP that is most directly comparable to EBITDA is Income from Operations less Amortization.  For the 12 months ended December 31, 2014 the Income from Operations was ($2,531,800) and the Amortization was $1,511,021 with Income from Operations less Amortization amounting to ($1,020,779).

Forward-Looking Statements

This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Such statements include, but are not limited to, the outlook in 2015 and beyond for Tribute, the expected strong organic growth from existing products, the expected continued improved results for Tribute's business development efforts and the expected filing of bilastine in Canada within the next couple of months. forward-looking statements, by their nature, are subject to risks and uncertainties. Tribute's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, any of which could cause actual results to vary materially from current results or anticipated future results, including but not limited to, those risks and uncertainties disclosed under the heading "Risk Factors" of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014 and its other filings filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities which are available online at www.sec.gov and at www.sedar.com, respectively.  Accordingly, readers should not place undue reliance on forward-looking statements Tribute assumes no obligation to update any forward-looking statements.

Bezalip® SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf. Cambia® is a registered trademark and under license from Depomed, Inc. Collatamp® G is a registered trademark and under license EUSA Pharma (Europe) Limited. Visken® and Viskazide® are registered trademarks under license with Novartis AG.

For further information on Tribute visit the Company's website: http://www.tributepharma.com

Contacts:

Tribute Pharmaceuticals Canada Inc. Scott Langille
CFO
905-876-3166
scott.langille@tributepharma.com

Christina Cameron
BND Projects Inc.
christina@clcameron.com

TRIBUTE PHARMACEUTICALS CANADA INC.
BALANCE SHEETS
(Expressed in Canadian dollars)

	As at December 31, 2014	As at December 31, 2013
ASSETS
Current
Cash and cash equivalents	$3,505,791	$2,813,472
Accounts receivable, net of allowance of $nil (2013 - $nil)	2,145,319	591,766
Inventories	1,037,387	1,044,831
Taxes recoverable	130,623	651,791
Loan receivable	15,814	15,814
Prepaid expenses and other receivables	187,279	165,886
Current portion of debt issuance costs, net	128,134	91,100
Total current assets	7,150,347	5,374,660
Property, plant and equipment, net	1,012,285	1,089,919
Intangible assets, net	40,958,870	9,717,173
Goodwill	3,599,077	3,599,077
Debt issuance costs, net	359,161	253,712
Total assets	$53,079,740	$20,034,541
LIABILITES
Current
Accounts payable and accrued liabilities	$4,344,606	$3,284,756
Current portion of long term debt	1,319,030	204,700
Warrant liability	3,107,880	2,966,714
Other current liability	-	38,156
Total current liabilities	8,771,516	6,494,326
Long term debt	13,967,493	5,640,102
Total liabilities	22,739,009	12,134,428
SHAREHOLDERS EQUITY
Capital Stock
AUTHORIZED
Unlimited Non-voting, convertible redeemable and retractable preferred shares with no par value
Unlimited Common shares with no par value
ISSUED
Common shares 94,476,238 (2013 – 51,081,238)	41,182,630	19,947,290
Additional paid-in capital options	2,713,605	2,286,890
Warrants	6,347,349	-
Accumulated other comprehensive loss	-	(38,156)
Deficit	(19,902,853)	(14,295,911)
Total shareholders’ equity	30,340,731	7,900,113
Total liabilities and shareholders’ equity	$53,079,740	$20,034,541

TRIBUTE PHARMACEUTICALS CANADA INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Expressed in Canadian dollars)
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Number of Common Shares	Common Shares	Warrants	Additional Paid in Capital Options	Accumulated Other Comprehensive Income	Deficit
	#	$	$	$	$	$
BALANCE
January 1, 2013	39,610,042	17,589,957	-	1,867,723	-	(7,723,556)

Units issued	11,471,196	4,713,787	-	-	-	-
Options issued to employees and directors	-	-	-	419,167	-	-
Broker warrants – valuation allocation	-	(172,986)	-	-	-	-
Common share purchase warrants – valuation	-	(1,746,503)	-	-	-	-
Share issuance costs	-	(436,965)	-	-	-	-
Unrealized loss on derivative instrument	-	-	-	-	(38,156)	-
Net loss for the year	-	-	-	-	-	(6,572,355)
December 31, 2013	51,081,238	19,947,290	-	2,286,890	(38,156)	(14,295,911)
Units issued	42,895,000	30,026,500	-	-	-	-
Common shares issued for services	500,000	211,812	-	-	-	-
Options issued to employees and directors	-	-	-	-	-	-
Broker warrants – valuation allocation	-	-	-	426,715	-	-
Common share purchase warrants – valuation	-	(1,177,468)	1,177,468	-	-	-
Share issuance costs	-	(5,169,881)	5,169,881	-	-	-
Unrealized gain on derivative instrument	-	(2,655,623)	-	-	38,156	-
Net loss for the year	-	-	-	-	-	(5,606,942)
December 31, 2014	94,476,235	41,182,630	6,347,349	2,713,605	-	(19,902,853)

TRIBUTE PHARMACEUTICALS CANADA INC.
STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(Expressed in Canadian dollars)
For the Years Ended December 31,

	2014	2013
Revenues
Licensed domestic product net sales	$9,106,038	$8,598,385
Other domestic product sales	6,127,968	3,366,374
International product sales	1,619,372	1,277,678
Royalty and licensing revenues	18,414	197,924
Total revenues	16,871,792	13,440,361

Cost of sales
Licensor sales and distribution fees	5,902,034	5,844,494
Cost of products sold	1,787,584	1,541,662
Write down of inventories	53,099	56,935
Total cost of sales	7,742,717	7,443,091
Gross Profit	9,129,075	5,997,270
Expenses
Selling, general and administrative	10,149,854	9,489,579
Amortization	1,511,021	1,245,846
Total operating expenses	11,660,875	10,735,425
(Loss) from operations	(2,531,800)	(4,738,155)

Non-operating income (expenses)
Change in warrant liability	283,305	(399,217)
Loss on disposal of intangible asset	-	(161,200)
Loss on extinguishment of loan	-	(620,835)
Unrealized foreign currency exchange on debt)	(1,641,238)	(340,553)
Loss on derivative instrument	(167,511)	-
Accretion expense	(167,555)	(103,775)
Interest expense	(1,441,729)	(527,079)
Interest income	59,586	3,559
Loss and comprehensive loss before tax	(5,606,942)	(6,887,255)
Deferred income tax recovery	-	314,900
Net (loss) for the year	(5,606,942)	(6,572,355)
Unrealized loss on derivative instrument, net of tax	-	(38,156)
Total comprehensive loss	$(5,606,942)	$(6,610,511)
Loss Per Share - Basic	$(0.08)	$(0.13)
- Diluted	$(0.08)	$(0.13)
Weighted Average Number of Common Shares Outstanding - Basic	71,940,005	49,169,414
- Diluted	71,940,005	49,169,414

TRIBUTE PHARMACEUTICALS CANADA INC.
STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
For the Years Ended December 31,

	2014	2013
Cash flows from (used in) operating activities
Net (loss)	$(5,606,942)	$(6,572,355)
Items not affecting cash:
Deferred income tax recovery	-	(314,900)
Amortization	1,541,326	1,288,509
Change in warrant liability	(283,305)	399,217
Stock-based compensation	426,715	419,167
Unrealized foreign currency loss	1,641,238	340,553
Paid in common shares for services	211,812	-
Accretion expense	167,555	103,775
Loss on disposal of intangible asset	-	161,200
Loss of extinguishment of loan	-	620,835
Change in non-cash operating assets and liabilities	13,516	(1,643,044)
Cash flows (used in) operating activities	(1,888,085)	(5,197,043)
Cash flows (used in) investing activities
Additions to property, plant and equipment	(12,759)	(26,795)
Cash paid for intangible assets	(32,573,815)	(33,345)
Cash flows (used in) investing activities	(32,586,574)	(60,140)
Cash flows from (used in) financing activities
Financing costs deferred	(225,684)	(305,227)
Long term debt repayment	-	(3,386,630)
Long term debt issued	8,801,241	6,084,437
Payment of contingent liabilities	-	(460,000)
Units issued	30,026,500	4,713,787
Debt extinguishment costs	-	(348,420)
Share issuance costs	(2,655,623)	(436,966)
Cash flows from financing activities	35,946,434	5,860,981
Changes in cash and cash equivalents	1,471,775	603,798
Change in cash due to changes in foreign exchange	(779,456)	(74,194)
Cash and cash equivalents, beginning of year	2,813,472	2,283,868
Cash and cash equivalents, end of year	$3,505,791	$2,813,472